                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                  612/912-3444

                                                               December 29, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Wednesday, January 26, 2000.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          /S/ John P. Schinas

                                          John P. Schinas
                                          Chairman of the Board

                            DIGI INTERNATIONAL INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 26, 2000

     The Annual Meeting of Stockholders of Digi International Inc. will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time, on Wednesday, January 26, 2000 for the following purposes:

     1. To elect one director for a two-year term and two directors for a three-year term.

     2. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed December 10, 1999 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /S/ James E. Nicholson

                                          James E. Nicholson
                                          Secretary

Minnetonka, Minnesota
December 29, 1999

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, January 26, 2000 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 10, 1999 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

     The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company's telephone number is
(612) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 29, 1999.

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 31, 2000 for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

     Under the Company's Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who either abstains, withholds authority to vote for the election of directors or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors.

     The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 10, 1999 there were 15,008,190 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of December 10, 1999, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

             NAME AND ADDRESS                       AMOUNT AND NATURE OF           PERCENTAGE OF
            OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP (1)       OUTSTANDING SHARES
-------------------------------------------       ------------------------       ------------------
Directors, nominees and executive officers:
  Willis K. Drake                                           68,635(2)                      *
  Joseph T. Dunsmore                                             0                         *
  Jerry A. Dusa                                                  0                         *
  Richard E. Eichhorn                                       96,250(3)                      *
  Douglas J. Glader                                         97,159(4)                      *
  Subramanian Krishnan                                      32,064(5)                      *
  Kenneth E. Millard                                             0                         *
  Robert S. Moe                                             70,875(6)                      *
  Mykola Moroz                                             127,036(7)                      *
  John P. Schinas                                        1,401,352(8)                    9.3%
  David Stanley                                             93,750(9)                      *

All directors, nominees and executive
officers as a group (11 persons, including
those named above)                                       1,987,121(10)                  13.2%

Other beneficial owners:
  Heartland Advisors, Inc.                               1,460,400(11)                   9.7%
     789 N. Water Street
     Milwaukee, WI 53202

------------------------------
  *   Less than one percent.

 (1) Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2) Includes 31,500 shares covered by options which are exercisable within 60 days of the record date.

 (3) Includes 77,000 shares covered by options which are exercisable within 60 days of the record date.

 (4) Includes 82,505 shares covered by options which are exercisable within 60 days of the record date.

 (5) Includes 24,064 shares covered by options which are exercisable within 60 days of the record date.

 (6) Includes 29,375 shares covered by options which are exercisable within 60 days of the record date. Includes 1,500 shares held directly by Mr. Moe's spouse. Mr. Moe disclaims beneficial ownership for the shares held by his spouse.

 (7) Includes 119,500 shares covered by options which are exercisable within 60 days of the record date.

 (8)  Mr. Schinas' address is 11001 Bren Road East, Minnetonka, Minnesota 55343.

 (9) Includes 77,000 shares covered by options which are exercisable within 60 days of the record date.

(10) Includes 334,375 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors of the Company and 106,569 shares covered by options which are exercisable within 60 days of the record date held by two executive officers of the Company.

(11) Based on information received by the Company from a questionnaire dated December 16, 1999, completed by the applicable stockholder as to such stockholder's beneficial ownership as of December 10, 1999.

                             ELECTION OF DIRECTORS

     The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at three the number of directors to be elected to the Board at the 2000 Annual Meeting of Stockholders and has nominated the three persons named below for election as directors. The Board has nominated Mr. Dunsmore to stand for election for a two-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees named below.

     Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2000 Annual
Meeting:

DIRECTOR NOMINEE FOR TERM EXPIRING IN 2002:

Joseph T. Dunsmore, age 41

     Mr. Dunsmore joined the Company in October 1999, as President and Chief Executive Officer and a member of the Board of Directors. Prior to joining the Company, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company, since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation since May 1983.

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2003:

Kenneth E. Millard, age 53

     Mr. Millard has been a member of the Board of Directors of the Company since October 1999. He has been the President and Chief Operating Officer of Telular Corporation, a telecommunications company, since April 1996. Mr. Millard served as the President and Chief Operating Officer of Oncor Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard continues to serve as a director of Telular and also serves as a director of Omnitech, a private corporation.

David Stanley, age 64

     Mr. Stanley has been a member of the Board of Directors since 1990. Mr. Stanley served as Chairman and Chief Executive Officer of Payless Cashways, Inc., a building materials retailer, from 1984 to 1997. Payless Cashways, Inc. filed a voluntary Chapter 11 bankruptcy petition on July 21, 1997. A plan of reorganization was approved by the creditors and confirmed by the United States Bankruptcy Court for the Western District of Missouri in November 1997. Payless Cashways, Inc. emerged from bankruptcy in early December 1997.

DIRECTORS WHOSE TERMS EXPIRE AFTER 2000:

John P. Schinas, age 62

     Mr. Schinas, a founder of the Company, has been its Chairman of the Board since July 1991. He has been a member of the Board of Directors since the Company's inception in July 1985 and served as the

Company's Chief Executive Officer from July 1985 to January 1992 and Interim President and Chief Executive Officer from February 1999 to October 1999.

Richard E. Eichhorn, age 70

     Mr. Eichhorn has been a member of the Board of Directors since 1987. Since April 1992, Mr. Eichhorn has been a private investor. He is also a director of several privately held companies.

Robert S. Moe, age 69

     Mr. Moe has been a member of the Board of Directors since October 1996. From 1981 to his retirement in 1993, he was the Chief Financial Officer of Polaris Industries, Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. He is also a director of Polaris Industries, Inc.

Mykola Moroz, age 62

     Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992. Mr. Moroz is also a director of Parts 1, Inc., a privately held corporation that is a supplier to the Company.

     None of the directors is related to any other director or to any executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met eleven times during fiscal 1999. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served held during fiscal 1999. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

Audit Committee

     The Company's Audit Committee consists of Messrs. Stanley (Chairman), Moe and Moroz. The Audit Committee makes recommendations concerning the selection and appointment of independent accountants, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met five times during fiscal 1999.

Compensation Committee

     The Company has a Compensation Committee consisting of Messrs. Eichhorn (Chairman), Drake, Millard and Moe, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan and the Digi International Inc. Employee Stock Purchase Plan. The Compensation Committee met fourteen times during fiscal 1999.

Corporate Governance and Nominating Committee

     The Company has a Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, consisting of Messrs. Schinas (Chairman), Stanley and Eichhorn, met once in fiscal 1999.

     This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi

International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention:
Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

Director Compensation

     Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. As additional compensation, each committee Chairman who is also a non-employee director who beneficially owns not more than 5% of the Company's outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 1,000 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $2,500. Directors who beneficially own more than 5% of the Company's outstanding Common Stock serve without receiving the compensation described above. Mr. Schinas serves as Chairman of the Board pursuant to an employment agreement for an annual base salary of $100,000 and such bonus compensation as the Compensation Committee may determine to award in its discretion.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1999.

Compensation Philosophy

     The Company has historically implemented a "pay for performance" compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company's compensation practices reward executives commensurately with their ability (i) to meet the Company's established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

     A central feature of the Company's compensation program is its emphasis on objective performance incentives. Under the Company's historical practice, performance targets are established by the Committee at the outset of each fiscal year for each executive officer. The Company's historical practice has been to communicate to each executive, near the outset of a fiscal year, the performance targets that must be met for that fiscal year and the amount of cash bonus that the executive will be eligible to receive if such goals are met.

     The Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies. However, if the cash bonus targets are fully achieved, executive officers of the Company are able to earn total cash compensation that is above average relative to these peer companies as a group. This analysis supports the Committee's compensation philosophy of putting a substantial portion of executives' total cash compensation "at risk" by tying it to the achievement of objective financial results and other goals, and giving executives the opportunity to earn above average compensation through performance.

     An additional important aspect of the Company's compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

Executive Officer Compensation Program

     The key components of the Company's compensation program are base salary, cash bonuses and stock options.

     Base Salary. The Committee annually reviews the base salary of each executive officer. In determining the appropriate base salary level for fiscal 1999, the Company considered base salaries for the previous fiscal year and individual performance, including performance in relation to performance targets for the then-ending fiscal year.

     Until his resignation in February 1999, the Company was a party to an employment agreement with Jerry A. Dusa, pursuant to which Mr. Dusa had agreed to serve for an indefinite term in a senior executive capacity, initially as President and Chief Executive Officer of the Company, for an annual base salary of $250,000, subject to an annual review of Mr. Dusa's base salary by the Committee. On January 27, 1998, the Committee increased Mr. Dusa's base salary to $300,000, retroactive to October 1, 1997 and Mr. Dusa's base salary remained $300,000 for fiscal 1999.

     During his service as Interim President and Chief Executive Officer from February 1999 to October 1999, Mr. Schinas received $104,186 in addition to the annual base salary of $100,000 he receives for his service as Chairman of the Board.

     The Company entered into employment agreements with certain executive officers, including Mr. Glader, that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company's compensation philosophy described above.

     Cash Bonuses. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary. At the outset of the 1999 fiscal year, the Committee established Company-wide financial objectives and personal performance goals upon which cash bonuses for executive officers were based, subject to partially guaranteed bonuses for Messrs. Glader and Krishnan. Cash bonus targets for Messrs. Dusa and Glader were set at 100% of base salary and Mr. Krishnan's cash bonus target was set at 80% of base salary. Due to changes in the Company's business strategy and recent executive officer attrition, in February 1999 the Committee determined to guarantee the bonuses of Messrs. Glader and Krishnan for fiscal 1999 at 75% of their cash bonus target in order to assist in retaining these executive officers. The fiscal 1999 financial objectives were not met, and accordingly such executive officers were not entitled to a cash bonus for fiscal 1999 except to the extent of the partial guarantees and except that in its discretion the Committee awarded Mr. Krishnan a bonus of $108,000 in recognition of his extraordinary efforts. Due to his resignation, Mr. Dusa was ineligible to receive a cash bonus in fiscal 1999.

     The Committee has not yet set criteria for achievement of cash bonuses in fiscal 2000 by the executive officers but intends to set goals based in part upon the achievement of Company-wide financial goals and in part upon individualized performance factors specific to each executive officer's duties within the Company, subject to the guaranteed bonus for Mr. Dunsmore. See "Employment Contracts; Severance, Termination and Change-in-Control Arrangements" below. For fiscal 2000, the Committee set the bonus target for Messrs. Glader and Krishnan at 100% of base salary. If some or all of the objectives are not met, the executive's bonus will be based on the percentage of objectives achieved, subject to the Compensation Committee's authority to award a greater bonus in its discretion. If the bonus objectives are exceeded, the Committee may decide to award more than the target amount. The Company's President and Chief Executive Officer, Joseph T. Dunsmore, will receive a guaranteed bonus of $260,000 in fiscal 2000 under the terms of his employment agreement. In fiscal 2000 there will be no guaranteed bonuses for the current executive officers of the Company other than for Mr. Dunsmore.

     Stock Options. Long-term incentives are provided through the Company's Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's current practice is generally to grant stock options to employees vesting over four years in order to strengthen the employee's ties to the Company and to focus on enhancing stockholder value on a long-term basis.

     At the end of each fiscal year, the Committee considers whether awards will be made to executive officers under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant.

     In fiscal 1999, Messrs. Glader and Krishnan were granted options to purchase an aggregate of 145,000 shares at prices ranging from $6.531 per share to $13.625 per share (each at the fair market value on the date of the grant).

     401-K Savings and Profit Sharing Plan. Company officers may participate in the Company's 401-K Savings and Profit Sharing Plan (the "401-K Plan") which allows any Company employee (other than interns, temporary employees, certain part-time employees and certain other excluded categories of employees) who is at least 18 years of age to contribute up to 15 percent of his or her earnings to the 401-K Plan. During 1999, eligible employees could begin contributing on the first day of the quarter following one month of service and during 2000, they can begin contributing on the first day of the month following their date of hire. The participant's contributions are subject to an annual maximum imposed by the Internal Revenue Code of 1986, as amended (the "Code"), which was $10,000 in 1999 and will be $10,500 in 2000. The annual maximum will be indexed for inflation in future years.

     Under the 401-K Plan, the Company has discretion to make either profit sharing contributions or matching contributions. For any given year, the Company may decide to make no such contributions, to make one type of contribution or to make both types of contributions. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary, unless the Company specifies a different matching formula for a particular year. To be eligible to receive either type of contribution for 1999, the participant must be employed by the Company on December 31, 1999 and must have completed at least 1,000 hours of service during the year. Beginning in the 2000 calendar year, matching contributions will be made each pay period for those employees who are active participants on the last day of the pay period, based on the contributions made by the employee during that pay period. Eligibility for participation in profit sharing contributions will not change for 2000. For fiscal 1999, the Company made aggregate matching contributions of $350,000 and no profit sharing contribution. As of the date of this Proxy Statement no allocation of this matching contribution has been made to individual plan accounts for the 1999 calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 1999 the members of the Committee were Richard E. Eichhorn (Chairman), Willis K. Drake and Robert S. Moe, and effective October 1, 1999, Kenneth E. Millard became a member of the Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.
                                          COMPENSATION COMMITTEE
                                          Richard E. Eichhorn, Chairman
                                          Willis K. Drake
                                          Robert S. Moe
                                          Kenneth E. Millard

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 1999, 1998, and 1997 provided to the individuals who served as Chief Executive Officer during fiscal 1999 and the other two most highly compensated executive officers of the Company (the "Named Officers") who received remuneration exceeding $100,000 for the fiscal year ended September 30, 1999.

                                                                            LONG-TERM
                                                ANNUAL COMPENSATION        COMPENSATION
                                           -----------------------------      AWARDS
                NAME AND                   FISCAL                          ------------      ALL OTHER
           PRINCIPAL POSITION               YEAR     SALARY      BONUS      OPTIONS(#)    COMPENSATION(1)
-----------------------------------------  ------   ---------   --------   ------------   ---------------
John P. Schinas, Interim President          1999    $204,186    $      0           0          $     0(6)
  and Chief Executive Officer and           1998     100,340           0           0              625
  Chairman of the Board(2)                  1997     100,000           0           0                0

Jerry A. Dusa, President,                   1999     176,365           0           0           38,415
  Chief Executive Officer, Director(3)      1998     283,228     200,000     250,000                0
                                            1997     250,315     212,768     250,000                0

Douglas J. Glader, Executive Vice           1999     193,242     147,288      60,000            1,675(6)
  President, Chief Operating Officer(4)     1998     159,597     169,752      30,000            1,039
                                            1997     169,327     123,000     105,800                0

Subramanian Krishnan, Senior Vice           1999     122,019     108,000      85,000              995(6)
  President -- Finance, Administration
  and Accounting and Chief Financial
  Officer(5)

------------------------------
(1) Amounts reported for 1999 represent term life insurance premiums paid for Messrs. Glader and Krishnan and the amount paid to Mr. Dusa upon his resignation for his accrued vacation. Amounts reported for 1998 represent the Company's matching contributions under the Company's 401-K Plan.

(2) Mr. Schinas has served as Chairman of the Board of Directors since July 1991. From July 1985 to July 1991, Mr. Schinas also served the Company as President and Treasurer. Mr. Schinas served as Interim President and Chief Executive Officer from February 9, 1999 until his replacement by Joseph T. Dunsmore on October 24, 1999.

(3) Mr. Dusa became President and Chief Executive Officer, and a director, on March 12, 1997 and held such positions until his resignation as President and Chief Executive Officer effective February 9, 1999 and his resignation as an employee and a director on February 28, 1999. Prior to March 12, 1997, Mr. Dusa served as interim acting Chief Executive Officer from January 3, 1997 and served as a consultant to the Company prior to that time.

(4) Mr. Glader joined the Company in 1994, became Vice President in February 1995, became Senior Vice President in April 1997 and became Interim Chief Operating Officer in February 1999. He became Executive Vice President and Chief Operating Officer in April 1999 and continues to hold such office.

(5) Mr. Krishnan joined the Company as Vice President of Worldwide Finance and Corporate Development in January 1999 and became Senior Vice
     President -- Finance, Administration and Accounting and Chief Financial Officer in February 1999.

(6) No allocation of the Company's matching contribution to the 401-K Plan has been made to individual plan accounts for the 1999 calendar year. If allocated, these amounts would be reflected here.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                           NUMBER OF      TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                           SECURITIES    OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                                           UNDERLYING   GRANTED TO   EXERCISE                   PRICE APPRECIATION FOR OPTION
                                            OPTIONS     EMPLOYEES    OR BASE                              TERMS (1)
                                            GRANTED     IN FISCAL     PRICE     EXPIRATION   ------------------------------------
                  NAME                        (#)          YEAR       ($/SH)       DATE      0% ($)      5% ($)        10% ($)
-----------------------------------------  ----------   ----------   --------   ----------   ------   ------------   ------------
Douglas J. Glader........................   20,000(2)     2.0293%    $13.625     11/24/08      $0     $    171,374   $    434,295
Douglas J. Glader........................   15,000(3)     1.5219       6.531     02/24/09       0           61,610        156,131
Douglas J. Glader........................   25,000(4)     2.5365       7.625     05/03/09       0          119,883        303,807
Subramanian Krishnan.....................   50,000(5)     5.0731      10.000     01/11/09       0          314,447        796,871
Subramanian Krishnan.....................   35,000(6)     3.5511       6.531     02/24/09       0          143,756        364,306
All Stockholders' Potential Realizable Value at
  Assumed Growth Rates (7)................................................................     $0     $222,465,516   $354,239,155
---------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's stock appreciates, which benefits all stockholders commensurately.

(2) These options became exercisable as to 5,000 shares on November 24, 1999, and become exercisable as to the remaining 15,000 shares covered by the option in equal installments over the next 36 months beginning December 24, 1999.

(3) These options become exercisable as to 3,750 shares on February 24, 2000, and as to the remaining 11,250 shares covered by the option in equal installments over the next 36 months beginning March 24, 2000.

(4) These options become exercisable as to 6,250 shares on May 3, 2000, and as to the remaining 18,750 shares covered by the option in equal installments over the next 36 months beginning June 3, 2000.

(5) These options become exercisable as to 12,500 shares on January 11, 2000, and as to the remaining 37,500 shares covered by the option in equal installments over the next 36 months beginning February 11, 2000.

(6) These options become exercisable as to 8,750 shares on February 24, 2000, and as to the remaining 26,250 shares covered by the option in equal installments over the next 36 months beginning March 24, 2000.

(7) These calculations are based upon 15,008,190 outstanding shares and assume a base price of $9.10, the average price of the options granted to the Named Officers.

                               AGGREGATED OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 1999 and any value of their unexercised stock options as of September 30, 1999. One Named Officer exercised stock options in fiscal 1999 pursuant to the Company's Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

                                                                                                VALUE OF
                                                                  NUMBER OF                    UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                                                                   FY-END                       FY-END(1)
                            SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
           NAME               ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------   --------   -----------   -------------   -----------   -------------
John P. Schinas...........            0       $      0          0               0       $      0       $      0
Jerry A. Dusa.............      240,000        311,920          0               0              0              0
Douglas J. Glader.........            0              0     68,025         134,375        133,385        310,520
Subramanian Krishnan......            0              0          0          85,000              0        201,145

------------------------------
(1) Value is based on a share price of $10.938, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 1999, minus the exercise price.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     John P. Schinas. The Company and Mr. Schinas are parties to an employment agreement pursuant to which Mr. Schinas has agreed to serve for an indefinite term as Chairman of the Board for an annual base salary of $100,000. Pursuant to the agreement, the Company may, in its discretion, also grant Mr. Schinas incentive compensation.

     Jerry A. Dusa. Until his resignation as President and Chief Executive Officer on February 9, 1999, the Company and Mr. Dusa were parties to an employment agreement. The agreement, effective March 13, 1997, provided that Mr. Dusa would be paid a base salary initially at the annual rate of $250,000. The Committee increased Mr. Dusa's base salary to $300,000 for fiscal 1998 and 1999. The agreement also provided that Mr. Dusa would be entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee, acting in its sole discretion, were met. Due to his resignation, Mr. Dusa was ineligible to receive a cash bonus for fiscal 1999.

     Mr. Dusa received a fully vested option to purchase 10,000 shares of the Company's Common Stock at a per share exercise price of $10.125 on January 3, 1997 in connection with his service as interim acting Chief Executive Officer of the Company. Pursuant to his employment agreement the Company issued to Mr. Dusa stock options to purchase an aggregate of 240,000 shares of the Company's Common Stock in March 1997. These options were granted at the fair market value on the date of grant, vesting in 25% increments on the first, second, sixth and seventh anniversaries of the date of grant with the possibility of accelerated vesting of the 25% increments allocated to the sixth and seventh years if the closing price of the Company's Common Stock equals or exceeds $20.00 per share for 90 consecutive calendar days at any time prior to the fifth anniversary of the date of grant. The Committee, in its discretion, vested all 240,000 shares subject to this option in January 1998. In January 1998, Mr. Dusa was granted an option to purchase 250,000 shares at $17.00 per share ($3.85 per share below the fair market value on the date of grant), vesting in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant with the possibility of performance-based accelerated vesting of one-half of such shares upon the attainment of each of the fiscal 1998 goals established for determination of Mr. Dusa's cash bonus. Based upon Mr. Dusa's achievement of 38.5% of his fiscal 1998 goals, vesting was accelerated with respect to 48,125 shares covered by this option. The agreement also provided that Mr. Dusa was entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Under the terms of Mr. Dusa's employment agreement, if the Company had terminated his employment without cause, Mr. Dusa would have been entitled to receive his then current base salary for a period of twelve months. In addition, any unvested stock options would have vested immediately prior to any termination of his employment by the Company without cause. Any unvested stock options would have also vested in the event of a "change in control" of the Company, which is deemed to have occurred if any person or group acquires more than 25% of the voting power of the Company, or if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board.

     Mr. Dusa resigned as President and Chief Executive Officer of the Company effective February 9, 1999 and as an employee and director of the Company effective February 28, 1999.

     Douglas J. Glader. The Company's agreement with Mr. Glader on February 6, 1995 provides that Mr. Glader will be paid a base salary at the annual rate of $120,000, which the Committee increased to $170,000 for fiscal 1997 and 1998 and which was initially increased to $190,000 for fiscal 1999. In February 1999, Mr. Glader's base salary for fiscal 1999 was further raised to $200,000, retroactive to February 9, 1999. Mr. Glader's base salary for fiscal 2000 has been increased to $225,000. The Committee will review Mr. Glader's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. Under his agreement, Mr. Glader also is entitled to a cash bonus opportunity based on his percentage of achievement of objectives set by the Committee, of up to 100% of his base salary in any fiscal year. The Committee increased this percentage to 110% for fiscal 1997 and 1998, but it returned to 100% for fiscal 1999 and 2000. Mr. Glader was also granted additional options in fiscal 1999. In November 1998, he was granted an option to purchase 20,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. In February 1999, Mr. Glader was granted an option to purchase 15,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. In May 1999, Mr. Glader was granted an option to purchase 25,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. All of Mr. Glader's option grants will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's option vesting and the options granted to him in May 1999 also vest in full in the event he is demoted. If Mr. Glader is terminated by the Company without cause on or before September 30, 2000, he will be entitled to receive severance equal to one year's base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Glader also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Subramanian Krishnan. The Company and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan's employment is terminated by the Company without cause on or before September 30, 2000, he will be entitled to receive severance equal to one year's base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Krishnan's annual base salary for fiscal 1999 was $180,000 and was increased to $200,000 for fiscal 2000. In January 1999, Mr. Krishnan was granted an option to purchase 50,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. In February 1999, Mr. Krishnan was granted an additional option to purchase 35,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. The option granted to Mr. Krishnan in February 1999 will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's option vesting. Mr. Krishnan also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Joseph T. Dunsmore. The Company and Mr. Dunsmore are currently parties to an employment agreement entered into upon Mr. Dunsmore's election as President and Chief Executive Officer of the Company on October 24, 1999. The agreement provides that Mr. Dunsmore would be paid a base salary initially at the annual rate of $125,000 until Mr. Dunsmore assumes his duties on a full-time basis, at which time he would be paid an annual base salary of $250,000. Beginning on October 1, 2000, the Committee will review Mr. Dunsmore's base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. The agreement also provides that during fiscal 2000 Mr. Dunsmore will be entitled to a guaranteed cash bonus of $260,000, of which $110,000 is payable upon request by Mr. Dunsmore and the balance is payable September 30, 2000. In the event that Mr. Dunsmore's employment is terminated prior to September 30, 2000, except as a result of termination by the Company other than for cause, Mr. Dunsmore will not be entitled to any cash bonus for fiscal 2000 and must promptly repay the $110,000 advanced to him. Beginning with fiscal 2001, Mr. Dunsmore will be entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Dunsmore a bonus that is larger than the target bonus.

     Pursuant to his employment agreement, the Company issued Mr. Dunsmore stock options to purchase an aggregate of 240,000 shares of the Company's Common Stock on the date of his employment agreement. These options were granted at fair market value on the date of grant. The options consist of four 60,000 share segments. The first segment vests in four equal increments of 15,000 shares on each of the first through fourth anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $15.00 for 60 consecutive calendar days the first segment will vest in full immediately. The second segment vests in four equal increments of 15,000 shares on each of the second through fifth anniversaries of the date of grant, provided that if the average per share closing price of the

Company's Common Stock equals or exceeds $20.00 for 60 consecutive calendar days the second segment will vest in full immediately. The third segment vests in four equal increments of 15,000 shares on each of the third through sixth anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $25.00 for 60 consecutive calendar days the third segment will vest in full immediately. The fourth segment vests in four equal installments of 15,000 shares on each of the fourth through seventh anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $30.00 for 60 consecutive calendar days the fourth segment will vest in full immediately. Mr. Dunsmore's option grant will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of the other executive officers' options vesting or in the event of a merger or consolidation of the Company in which less than 60% of the common stock of the surviving corporation is owned by the Company's stockholders.

     The agreement also provides that the Company will pay for Mr. Dunsmore's relocation expenses and has agreed to purchase his prior residence for the price he had paid for such residence. The agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Under the terms of Mr. Dunsmore's employment agreement, if the Company terminates his employment without cause, Mr. Dunsmore is entitled to receive his then current base salary for a period of twenty-four months if such termination occurs within six months of the date of his employment agreement, for a period of eighteen months if such termination occurs after six months and before one year from the date of his employment agreement and for a period of twelve months if such termination occurs after one year from the date of his employment agreement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 1999, except as noted below. In December 1999, Douglas J. Glader, an executive officer of the Company, filed an amended Form 5 and Dino G. Kasdagly, a former executive officer of the Company, filed a Form 5, which were due on November 14, 1999. These reports disclosed the grant to each such person, on November 24, 1998, of options to purchase shares of Common Stock of the Company. On June 10, 1999, Mr. Glader filed a Form 4 that was due May 10, 1999. This report disclosed the purchases by Mr. Glader of shares of Common Stock of the Company on April 27 and April 28, 1999.

                             PERFORMANCE EVALUATION

     The graph below compares the total cumulative stockholders' return on the Company's Common Stock for the period from the close of the NASDAQ Stock
Market -- U.S. Companies on September 30, 1994 to September 30, 1999, the last day of fiscal 1999, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on September 30, 1994 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

         [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                                 DIGI INTERNATIONAL INC.                                     NASDAQ COMPUTER
                                                 -----------------------     NASDAQ STOCK MARKET (US    MANUFACTURERS STOCKS SIC
                                                                                   COMPANIES)            3570-3579 US & FOREIGN
                                                                             -----------------------    ------------------------
09/30/94                                                $100.000                    $100.000                    $100.000
10/31/94                                                $117.544                    $101.951                    $109.122
11/30/94                                                $117.544                    $ 98.571                    $107.975
12/30/94                                                $131.579                    $ 98.878                    $114.913
01/31/95                                                $150.877                    $ 99.399                    $112.341
02/28/95                                                $163.158                    $104.621                    $115.449
03/31/95                                                $154.386                    $107.728                    $121.104
04/28/95                                                $156.140                    $111.120                    $127.276
05/31/95                                                $143.860                    $113.995                    $130.829
06/30/95                                                $159.649                    $123.224                    $147.232
07/31/95                                                $172.807                    $132.274                    $158.888
08/31/95                                                $198.245                    $134.959                    $169.101
09/29/95                                                $198.245                    $138.067                    $177.138
10/31/95                                                $187.719                    $137.272                    $185.262
11/30/95                                                $163.158                    $140.492                    $192.059
12/29/95                                                $133.333                    $139.749                    $180.931
01/31/96                                                $163.158                    $140.448                    $181.582
02/29/96                                                $189.474                    $145.802                    $199.771
03/29/96                                                $192.982                    $146.292                    $186.441
04/30/96                                                $198.245                    $158.411                    $213.670
05/31/96                                                $197.368                    $165.678                    $228.205
06/28/96                                                $187.719                    $158.210                    $209.585
07/31/96                                                $ 89.474                    $144.126                    $188.130
08/30/96                                                $100.000                    $152.210                    $201.121
09/30/96                                                $100.000                    $163.845                    $231.113
10/31/96                                                $103.509                    $162.031                    $232.049
11/29/96                                                $ 92.105                    $172.085                    $252.612
12/31/96                                                $ 66.667                    $171.941                    $242.571
01/31/97                                                $ 58.772                    $184.142                    $264.007
02/28/97                                                $ 57.895                    $173.958                    $227.241
03/31/97                                                $ 50.000                    $162.617                    $203.872
04/30/97                                                $ 46.491                    $167.679                    $212.253
05/30/97                                                $ 63.158                    $186.672                    $261.286
06/30/97                                                $ 71.053                    $192.407                    $263.502
07/31/97                                                $ 80.702                    $212.684                    $320.750
08/29/97                                                $105.263                    $212.376                    $319.723
09/30/97                                                $100.000                    $224.968                    $330.761
10/31/97                                                $106.140                    $213.245                    $305.961
11/28/97                                                $136.403                    $214.376                    $309.113
12/31/97                                                $119.298                    $210.682                    $293.425
01/30/98                                                $160.965                    $217.349                    $320.146
02/27/98                                                $170.175                    $237.789                    $362.694
03/31/98                                                $193.421                    $246.567                    $361.063
04/30/98                                                $186.842                    $250.721                    $386.692
05/29/98                                                $159.649                    $236.801                    $377.611
06/30/98                                                $142.105                    $253.340                    $427.719
07/31/98                                                $135.088                    $250.379                    $447.803
08/31/98                                                $ 71.930                    $200.888                    $388.459
09/30/98                                                $ 85.965                    $228.775                    $468.066
10/30/98                                                $105.263                    $238.652                    $486.278
11/30/98                                                $ 91.228                    $262.793                    $533.293
12/31/98                                                $ 78.070                    $296.878                    $635.765
01/29/99                                                $ 69.737                    $340.050                    $783.968
02/26/99                                                $ 45.614                    $309.570                    $660.322
03/31/99                                                $ 47.368                    $332.088                    $715.387
04/30/99                                                $ 53.509                    $341.418                    $737.676
05/28/99                                                $ 58.772                    $333.555                    $695.529
06/30/99                                                $ 73.246                    $363.340                    $792.629
07/30/99                                                $ 80.702                    $358.046                    $798.793
08/31/99                                                $ 79.824                    $372.231                    $897.269
09/30/99                                                $ 76.754                    $371.624                    $892.392

                                     LEGEND

Symbol          CRSP Total Returns Index for:          09/30/94   09/29/95   09/29/96   09/30/97   09/30/98   09/30/99
------          -----------------------------          --------   --------   --------   --------   --------   --------

  -      Digi International Inc.                        100.0      198.2      100.0      100.0       86.0       76.7
  *      Nasdaq Stock Market (US Companies)             100.0      138.1      163.8      225.0      228.8      371.6
  +      Nasdaq Computer Manufacturers Stocks           100.0      177.1      231.1      330.8      468.1      892.4
         SIC 3570-3579 US & Foreign

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly internal, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The Index level for all series was set to $100.0 on 09/30/94.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of PricewaterhouseCoopers LLP, as independent accountants for the Company for fiscal 1999, will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

     The Annual Report of the Company for the fiscal year ended September 30, 1999, including financial statements, is being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /S/ James E. Nicholson

                                          James E. Nicholson
                                          Secretary

Dated: December 29, 1999

                                  [DIGI LOGO]
                             DIGI INTERNATIONAL INC.
                              11001 Bren Road East
                           Minnetonka, Minnesota 55343

                         Annual Meeting of Stockholders
                           Wednesday, January 26, 2000
                                     3:30 PM

                                 Marquette Hotel
                              710 Marquette Avenue
                             Minneapolis, Minnesota



                               Please detach here
--------------------------------------------------------------------------------
[DIGI LOGO]
DIGI INTERNATIONAL INC.
11001 Bren Road East
Minnetonka, Minnesota 55343
                                                                           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 26,2000

The undersigned hereby appoints John P.Schinas and Joseph T.Dunsmore, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned on December 10, 1999, at the Annual Meeting of Stockholders to be held on January 26, 2000, or any adjournment thereof.










                      See reverse for voting insturctions.



--------------------------------------------------------------------------------

                               Please detach here


------------------------------------------------------------------------------------------------------------------------------------
  PROXY


1.ELECTION OF DIRECTORS.  01 Joseph T. Dunsmore  02 Kenneth E. Millard           [ ] FOR ALL NOMINEES       [ ]  WITHHOLD AUTHORITY
  03 David Stanley  Mr. Dunsmore will serve for a term of two years and Messrs.      LISTED TO THE LEFT          to vote for all
  Millard and Stanley will serve for a term of three years.                          (except as marked           nominees listed to
                                                                                     to the contrary)            the left

                                                                                 --------------------------------------------------
  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE
  THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)             --------------------------------------------------

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN  BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
  IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER
  MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


  Address Change? Mark Box [ ]                                                            Date
  Indicate changes below:                                                                     ----------------------------

                                                                                 --------------------------------------------------

                                                                                 --------------------------------------------------
                                                                                    Signature(s) in Box

                                                                                    Please sign your name exactly as it appears
                                                                                    on this proxy. When shares are held by
                                                                                    joint tenants, both should sign. When signing
                                                                                    as attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.
                                                                                    If a corporation, please sign  in full corporate
                                                                                    name by President or other authorized officer.
                                                                                    If a partnership, please sign in partnership
                                                                                    name by authorized person.

                                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE